UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on September 16, 2011 (the “Original Form 8-K”) relating to the OPNET Technologies, Inc. (the “Company”) Annual Meeting of Stockholders held on September 12, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Annual Meeting an advisory vote was conducted on the frequency of future advisory votes on executive compensation. The majority of the shares were voted for holding such advisory votes on an annual basis. The Company has considered the outcome of this advisory vote and, consistent with the recommendation of the Company’s board of directors with respect to this proposal set forth in the proxy statement for the Annual Meeting, the Company has determined it will hold an annual advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: November 25, 2011	By:	/s/ Mel F. Wesley
Mel F. Wesley Senior Vice President and Chief Financial Officer